As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1989366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 Bowie Street Austin, Texas	78703
(Address of principal executive offices)	(Zip code)

WHOLE FOODS MARKET 2009 STOCK INCENTIVE PLAN

WHOLE FOODS MARKET GROWING YOUR FUTURE 401(K) PLAN

(Full title of the plan)

Glenda Flanagan

Executive Vice President and Chief Financial Officer

Whole Foods Market, Inc.

550 Bowie Street

Austin, Texas 78703

(512) 477-4455

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	31,000,000 shares (3)	$51.865	$1,607,815,000	$219,305.97

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock of Whole Foods Market, Inc. that may become issuable under the Whole Foods Market 2009 Stock Incentive Plan and the Whole Foods Market Growing Your Future 401(k) Plan (together, the “Plans”) as a result of stock splits, stock dividends or other similar transactions. In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based upon the average of the high and low prices of the Common Stock of Whole Foods Market, Inc. as reported by the NASDAQ Global Select Market on May 23, 2013.

(3)

The shares being registered hereby consist of (i) 29,000,000 shares to be offered under the Whole Foods Market 2009 Stock Incentive Plan and (ii) 2,000,000 shares to be offered under the Whole Foods Market Growing Your Future 401(k) Plan.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register (i) an additional 29,000,000 shares of common stock of Whole Foods Market, Inc. (“Whole Foods Market”) issuable pursuant to the Whole Foods Market 2009 Stock Incentive Plan (the “2009 Plan”) and (ii) an additional 2,000,000 shares of common stock of Whole Foods Market issuable pursuant to the Whole Foods Market Growing Your Future 401(k) Plan (the “401(k) Plan” and, together with the 2009 Plan, the “Plans”).  The contents of the Registration Statement on Form S-8 of Whole Foods Market filed on May 22, 2009 (No. 333-159443) relating to the Plans are incorporated by reference into this Registration Statement.

Experts

The consolidated financial statements, incorporated in this document by reference from Whole Foods Market’s Annual Report on Form 10-K for the year ended September 30, 2012, and the effectiveness of Whole Foods Market’s internal control over financial reporting as of September 30, 2012, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports thereon, which are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  Exhibits

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number		Document Description	Report or Registration Statement	SEC File or Registration Number	Exhibit Reference

4.1*	-	Amended and Restated Articles of Incorporation of Whole Foods Market	Registrant’s Form 10-Q filed May 17, 2012	0-19797	3.1

4.2*	-	Amended and Restated Bylaws of Whole Foods Market	Registrant’s Form 8-K filed September 7, 2012	0-19797	3.1

5.1	-	Opinion of Baker Botts L.L.P.

23.1	-	Consent of Ernst & Young LLP

23.2	-	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	-	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	-	Whole Foods Market 2009 Stock Incentive Plan

99.2	-	Whole Foods Market Growing Your Future 401(k) Plan

*              Incorporated herein by reference as indicated.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, on May 31, 2013.

WHOLE FOODS MARKET, INC.
(Registrant)

By:	/s/ Glenda Flanagan
Glenda Flanagan
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Mackey, Walter Robb and Glenda Flanagan, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2013.

Signature	Title

/s/ John Mackey	Co-Chief Executive Officer and Director
John Mackey	(Principal Executive Officer)

/s/ Walter Robb	Co-Chief Executive Officer and Director
Walter Robb	(Principal Executive Officer)

/s/ Glenda Flanagan	Executive Vice President and Chief Financial Officer
Glenda Flanagan	(Principal Financial and Accounting Officer)

/s/ Dr. John B. Elstrott	Chairman of the Board
Dr. John B. Elstrott

/s/ Gabrielle E. Greene	Director
Gabrielle E. Greene

/s/ Shahid M. Hassan	Director
Shahid M. Hassan

/s/ Stephanie Kugelman	Director
Stephanie Kugelman

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Signature	Title

/s/ Jonathan A. Seiffer	Director
Jonathan A. Seiffer

/s/ Morris J. Siegel	Director
Morris J. Siegel

/s/ Jonathan D. Sokoloff	Director
Jonathan D. Sokoloff

/s/ Dr. Ralph Z. Sorenson	Director
Dr. Ralph Z. Sorenson

/s/ William A. Tindell	Director
William A. Tindell

Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Texas, on May 31, 2013.

WHOLE FOODS MARKET GROWING YOUR FUTURE 401(K) PLAN
By:	Plan Administrator

By:	/s/ Mark Ehrnstein
Mark Ehrnstein
Member, Whole Foods Market, Inc. Benefits Administrative Committee

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EXHIBIT INDEX

Exhibit Number		Document Description	Report or Registration Statement	SEC File or Registration Number	Exhibit Reference

4.1*	-	Amended and Restated Articles of Incorporation of Whole Foods Market	Registrant’s Form 10-Q filed May 17, 2012	0-19797	3.1

4.2*	-	Amended and Restated Bylaws of Whole Foods Market	Registrant’s Form 8-K filed September 7, 2012	0-19797	3.1

5.1	-	Opinion of Baker Botts L.L.P.

23.1	-	Consent of Ernst & Young LLP

23.2	-	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	-	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	-	Whole Foods Market 2009 Stock Incentive Plan

99.2	-	Whole Foods Market Growing Your Future 401(K) Plan

*              Incorporated herein by reference as indicated.

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